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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-39167), Form S-8 (Nos. 333-45265, 333-01011,
333-18115 and 333-32981) Form S-4 (No. 333-30545) of Lam Research Corporation of our report dated July 24, 1997, except for Note 2, which is dated as of August 5, 1997 relating to the consolidated financial statements of OnTrak Systems, Inc., appearing on page 52 of this Form 10-K.



PricewaterhouseCoopers LLP


San Jose, California
September 22, 1998


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